Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com news archive at news.delta.com

Delta Air Lines Announces Tender Offers for Pass Through Certificates and Notes

Moves underscore company’s efforts to reduce debt

ATLANTA, Aug. 25, 2010 – Delta Air Lines, Inc. (NYSE: DAL) today announced that as a part of its ongoing efforts to reduce the company’s debt levels it has commenced cash tender offers to purchase certain specified series of outstanding Pass Through Certificates and its 11¾% Senior Second Lien Notes due 2015.

The tender offers consist of separate offers as follows:

•	The Any and All Offers consist of offers to purchase three series of Northwest Airlines Pass Through Certificates as listed in the table below; and

•
The Dutch Auction Offers consist of offers to purchase, under certain conditions, Delta Pass Through Certificates Series 2007-1C and Delta’s 11¾% Senior Second Lien Notes due 2015, using a modified “Dutch Auction” procedure.

The securities and other information related to the tender offers are listed in the following table:

Title of Security	CUSIP Number	Original Principal Amount Issued	Current Principal Amount Outstanding(1)	Interest Rate	Early Tender Payment(2)	Total Consideration (Acceptable Bid Price Range)(2)(3)
Any and All Offer
Northwest Airlines, Inc. Pass Through Certificates, Series 2002-1C-2	667294BD3	$56,000,000	$18,974,478	9.055%	$30.00	$1,050.00
Northwest Airlines, Inc. Pass Through Certificates, Series 2002-1G-1(4)	667294BA9	$487,131,000	$230,651,985	1.095%(5)	$30.00	$940.00
Northwest Airlines, Inc. Pass Through Certificates, Series 2007-1B	667294BF8	$115,845,000	$90,561,926	8.028%	$30.00	$1,010.00
Dutch Auction Offer
Delta Air Lines, Inc. Pass Through Certificates, Series 2007-1C	247367BK0	$220,103,000	$159,152,912	8.954%	$30.00	$1,012.50-$1,047.50
Delta Air Lines, Inc. 11¾% Senior Second Lien Notes due 2015	247361ZE1	$600,000,000	$567,510,000	12¼%(6)	$30.00	$1,102.50-$1,137.50

_________________________
(1)	As of August 25, 2010; reflects principal repayments on each series of pass through certificates according to the amortization schedule applicable to such series; excludes securities held by Delta.
(2)	Per $1,000 current principal amount outstanding of securities accepted for purchase.
(3)	Includes the Early Tender Payment.
(4)
A beneficial holder of approximately 40% of the current principal amount outstanding of the securities of this series has indicated to Delta that it intends to tender its securities pursuant to the tender offer.

(5)	Floating rate based on USD 3-month LIBOR + 0.75%.
(6)	The current interest rate on the Delta Air Lines, Inc. 11¾% Senior Second Lien Notes due 2015 includes additional interest applicable to such series.

The offers are made pursuant to and are subject to the terms and conditions described in an Offer to Purchase dated Aug. 25, 2010 and a related Letter of Transmittal.  The tender offers expire at 11:59 p.m. Eastern Time on Sept. 24, 2010 unless extended or earlier terminated.

Holders of securities must validly tender and not validly withdraw their securities by 5 p.m. Eastern Time on Sept. 10, 2010 (unless extended) to be eligible to receive the applicable total consideration, which includes an early tender payment of $30 per $1,000 current principal amount outstanding of any securities accepted for purchase.  Holders of securities who validly tender their securities after 5 p.m. Eastern Time on Sept. 10, 2010 (unless extended) and by the expiration date will only be eligible to receive the applicable total consideration minus the early tender payment.  Tenders of the securities may be withdrawn at any time at or prior to 5 p.m. Eastern Time on Sept. 10, 2010 (unless extended), but may not be withdrawn thereafter unless required by applicable law.

No offer is conditioned upon any minimum amount of securities being tendered or the consummation of any other offer.  Each offer may be amended, extended or terminated separately. As of the date of the Offer to Purchase, the current aggregate principal amount outstanding of the securities subject to the Any and All Offer is $340,188,659, and the current aggregate principal amount outstanding of the securities subject to the Dutch Auction Offer is $726,662,912, in each case excluding securities held by Delta.

The principal amount of securities to be purchased in the Dutch Auction Offer will be equal to the amount, if any, by which the current principal amount outstanding of securities purchased through the Any and All Offer is less than $300 million (the “Dutch Auction Cap”).  If the principal amount of securities purchased through the Any and All Offer equals or exceeds $300 million, no securities will be purchased in the Dutch Auction Offer.

Pricing and acceptance in the Dutch Auction Offer will be determined according to the procedures described in the Offer to Purchase.  The amounts of each series of securities that are purchased in the Dutch Auction Offer may be prorated as set forth in the Offer to Purchase.  Tenders at a premium outside the applicable bid price range will not be accepted and will not be used in calculating the clearing premium.

The Offer to Purchase and related Letter of Transmittal also address certain U.S. federal income tax consequences. Holders should seek their own advice based on their particular circumstances from an independent tax advisor.

Delta has retained Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC to serve as the Dealer Managers for the tender offers.  Delta has also retained Global Bondholder Services Corporation to serve as the Depositary and Information Agent.   Copies of the Offer to Purchase and Letter of Transmittal can be obtained by contacting the Information Agent at (866) 873-7700.  Questions regarding the tender offers should be directed to Barclays Capital at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), Deutsche Bank Securities at (866) 627-0391 (toll free) or (212) 250-2955 (collect), Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-5384 (collect), and UBS Investment Bank at (888) 719-4210 (toll free) or (203) 719-4210 (collect).  You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offers.

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase and the Letter of Transmittal.  In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offers will be deemed made on behalf of Delta by Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporation and UBS Securities LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.  The tender offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.

About Delta

Delta Air Lines serves more than 160 million customers each year. With its unsurpassed global network, Delta and the Delta Connection carriers offer service to 367 destinations in 65 countries on six continents. Headquartered in Atlanta, Delta employs more than 75,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry's leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline's service includes the SkyMiles frequent flier program, the world's largest airline loyalty program; the award-winning BusinessElite service; and more than 45 Delta Sky Clubs in airports worldwide. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; the effects of weather, natural disasters and seasonality on our business; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009 and our report on Form 10-Q for the quarterly period ended June 30, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Aug. 25, 2010, and which we have no current intention to update.

###